UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 25, 2005
(Date of earliest event reported)

DCAP GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective May 25, 2005, the holders of $1,500,000 aggregate principal amount of subordinated debt of DCAP Group, Inc. (the “Company”) agreed to extend the maturity date of the debt from January 10, 2006 to September 30, 2007. The debt extension was given to satisfy a requirement of Manufacturers and Traders Trust Co. (“M&T”), the Company’s premium finance lender, that arose in connection with the December 2004 increase in M&T’s revolving line of credit to $25,000,000 and the extension of the line to June 30, 2007. In consideration for the extension of the due date for the subordinated debt, the Company extended the expiration date of warrants held by the debtholders for the purchase of 97,500 shares of common stock from January 10, 2006 to September 30, 2007. Jack Seibald, a director and principal stockholder of the Company, indirectly holds approximately $288,000 of the principal amount of the subordinated debt and indirectly owns or controls one-half of the warrants.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2005	DCAP GROUP, INC. By: /s/ Barry B. Goldstein Barry B. Goldstein President